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                                                                    Exhibit 23.3
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                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Pure Resources, Inc. on Form S-4 of our report dated March 1, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of Hallwood Energy Corporation for the year ended December 31, 2000 and the Current Report on Form 8-K/A of Pure Resources dated May 23, 2001 (as amended by an amendment thereto filed June 1, 2001) and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP

Denver, Colorado
September 13, 2001